Exhibit 99.1

NEWS RELEASE

Hardinge Inc. One Hardinge Drive, Elmira, N.Y. 14902

For more information contact:

Company:	Investor Relations:
Douglas J. Malone Chief Financial Officer Phone: (607) 378-4140	Deborah K. Pawlowski, Kei Advisors LLC Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

Hardinge Reports Fourth Quarter 2014 Results

ELMIRA, N.Y., February 12, 2015 - Hardinge Inc. (NASDAQ: HDNG), a leading international provider of advanced metal-cutting solutions and accessories, reported financial results for its fourth quarter and year ended December 31, 2014.

Net sales (“sales”) for the quarter were $93.0 million, and net income was $4.5 million, or $0.35 per diluted share. Orders for the quarter increased 28% to $94.4 million, compared with $73.9 million in the prior-year period.

Richard L. Simons, Chairman, President and Chief Executive Officer, commented, “We finished the year on a strong note, demonstrating our team’s ability to execute, as fourth quarter sales slightly exceeded our guidance range. Compared with the trailing third quarter, we realized significant sales growth in all geographic regions. Europe and Asia each grew over 40% and the U.S. was up nearly 20%. Our orders for the quarter and the year were significantly higher than what we had experienced in the last few years. In fact, fourth quarter orders were at the highest level we have achieved since the second quarter of 2011."

Quarterly Sales by Region ($ in thousands)
	Quarter Ended
	December 31, 2014		December 31, 2013		September 30, 2014
Sales to Customers in	$	% of Total	$	Year-over-Year % Change	$	Sequential % Change
North America	28,636	31%	36,473	(21)%	24,026	19%
Europe	31,102	33%	28,867	8%	21,286	46%
Asia	33,270	36%	37,761	(12)%	23,612	41%
Total	93,008		103,101	(10)%	68,924	35%
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Note: Fluctuations in Hardinge’s consolidated sales among geographic locations and industries can vary from quarter to quarter based on the timing and magnitude of orders and projects. Hardinge does not believe that such quarter-to-quarter fluctuations are necessarily indicative of larger business trends. Rather, the Company believes that such business trends can be discerned from the Company’s performance during a longer period of time, such as a trailing twelve-month period.

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Hardinge Reports Fourth Quarter 2014 Results
February 12, 2015

Fourth Quarter Review

Compared with the prior year, sales to Europe improved as a result of increased demand for highly-engineered machines with custom specifications. Sales to the North American and Asian markets declined primarily as a result of the prior-year period benefiting from unusually strong shipments out of Usach’s purchased backlog of $11.3 million and $9.7 million, respectively, in the fourth quarter of 2013.

Gross profit of $27.0 million declined $2.4 million compared with the prior-year period. As a percentage of sales, gross margin was 29.1%, fairly consistent with the fourth quarter of 2013 after adjusting for an inventory step-up charge of $0.8 million in the 2013 period.

Selling, general and administrative (“SG&A”) expenses of $21.7 million were relatively unchanged from the prior-year period. As a percentage of sales, SG&A was 23.3%, compared with 21.1% in the prior-year period, which had the benefit of higher sales volume.

Income from operations was $5.1 million, compared with $1.3 million in the prior-year period. Income from operations in the fourth quarter of last year was negatively impacted by a $0.8 million inventory step-up charge, acquisition-related expenses of $0.3 million, and an impairment charge of $6.2 million. Fourth quarter 2013 income from operations benefited from the shipment of the Usach machines with a de minimis amount of associated variable SG&A.

Full Year Sales by Region ($ in thousands)
	Year Ended
	December 31, 2014		December 31, 2013
Sales to Customers in	$	% of Total	$	Year-over-Year % Change
North America	100,894	32%	109,457	(8)%
Europe	103,063	33%	100,126	3%
Asia	107,676	35%	119,876	(10)%
Total	311,633		329,459	(5)%

Full Year 2014 Review

Sales for 2014 were $311.6 million, down $17.8 million, mostly as the result of lower Usach product sales after the unusually high 2013 volume previously discussed.

Gross profit was $86.9 million, or 27.9% of sales, compared with $93.2 million, or 28.3% of sales in the prior year. Gross profit in 2014 was negatively impacted by reduced sales volume and lower machine production, which resulted in certain factories experiencing under absorption of fixed costs. Gross profit in 2013 was unfavorably impacted by a $1.9 million inventory step-up charge.

SG&A expense was $81.0 million, up by $1.5 million compared with the prior year, driven primarily by incremental SG&A expense gained with the acquisitions. The prior year SG&A included approximately $2.2 million of acquisition-related expenses. As a percentage of sales, SG&A was 26.0% in 2014 compared with 24.1% in 2013, which benefited from higher sales.

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Hardinge Reports Fourth Quarter 2014 Results
February 12, 2015

2014 loss from operations was $0.4 million, compared with income from operations of $7.0 million in 2013. Non-GAAP(1) adjusted operating income, which excludes impairment charges and other atypical items, was $5.1 million in 2014, compared with non-GAAP(1) adjusted operating income of $17.3 million in 2013. The decline from the prior year was mostly the result of lower sales and under absorption of fixed costs due to lower production volumes in the Company's grinding operations.

Net loss for 2014 was $2.1 million, or $0.17 per diluted share, compared with net income of $9.9 million, or $0.83 per diluted share, in the prior year. Non-GAAP(1) adjusted net income, which excludes atypical items, was $2.8 million, or $0.22 per diluted share in 2014, compared with non-GAAP(1) adjusted net income of $14.9 million or $1.25 per diluted share in 2013.

Flexible Balance Sheet for Strategic Investments

Cash and cash equivalents at December 31, 2014 were $16.3 million. Total debt was $16.2 million, a reduction of $10.4 million from December 31, 2013.

Orders by Region
($ in thousands)

	Quarter Ended
	December 31, 2014		December 31, 2013		September 30, 2014
Orders from Customers in	$	% of Total	$	Year-over-Year % Change	$	Sequential % Change
North America	31,467	33%	24,598	28%	22,158	42%
Europe	31,302	33%	23,818	31%	26,282	19%
Asia	31,582	34%	25,498	24%	26,763	18%
Total	94,351		73,914	28%	75,203	25%

	Year Ended
	December 31, 2014		December 31, 2013
Orders from Customers in	$	% of Total	$	Year-over-Year % Change
North America	105,152	32%	86,216	22%
Europe	109,122	33%	95,348	14%
Asia	116,416	35%	106,912	9%
Total	330,690		288,476	15%

Net orders (“orders”) during the fourth quarter were $94.4 million, up 28% over the prior-year period. Full year 2014 orders of $330.7 million grew 15% over 2013, with improvements in all three geographic markets. Incremental orders from the full year contribution of Forkardt accounted for approximately $14 million of the increase. The Company’s order backlog at December 31, 2014 was $105.3 million, compared with $91.4 million at December 31, 2013.

2015 Expectations

Mr. Simons commented, “Given the strength of orders at year end, our firm backlog and very active quote pipeline, we expect that 2015 will demonstrate solid growth. Economists are indicating further order growth for the industry as well. We believe our China and U.S. markets will drive sales as the aerospace and automotive industries continue to expand. Our first quarter is affected by the Chinese New Year and, based on scheduled backlog, we expect our first quarter sales to be similar to last year’s first quarter of about $70 million. We believe our 2015 growth will be demonstrated in the quarters thereafter."
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(1)Management believes that the use of non-GAAP measures helps in the understanding of its operating performance. See pages 8 and 9 of this release for the reconciliation tables between reported amounts and non-GAAP measures discussed in this document.

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Hardinge Reports Fourth Quarter 2014 Results
February 12, 2015

He concluded, “We are intent upon growing the business both organically and through acquisitions, and to improve productivity to drive stronger profitability.”

Webcast and Conference Call

Hardinge will host a conference call and webcast today at 11:00 a.m. ET. During the conference call and webcast, Richard L. Simons, Chairman, President and CEO, and Douglas J. Malone, Vice President and CFO, will review the financial and operating results for the quarter and year to date, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. Their review will be accompanied by a slide presentation which will be available on Hardinge’s website at http://ir.hardinge.com/events.cfm.

The conference call can be accessed by calling (315) 625-6888. The listen-only audio webcast can be monitored at http://ir.hardinge.com/events.cfm.

A telephonic replay will be available from 2:00 p.m. ET the day of the call through Thursday, February 19, 2015. To listen to the archived call, dial (404) 537-3406 and enter conference ID number 54427769. Alternatively, the archive can be heard on the Company’s website at http://ir.hardinge.com/events.cfm. A transcript will also be posted to the website, once available.

About Hardinge

Hardinge is a leading global designer and manufacturer of high precision, computer-controlled machine tool solutions developed for critical, hard-to-machine metal parts and of technologically advanced workholding accessories.  The Company’s strategy is to leverage its global brand strength to further penetrate global market opportunities where customers will benefit from the technologically advanced, high quality, reliable products Hardinge produces.  With approximately two thirds of its sales outside of North America, Hardinge serves the worldwide metal working market.  Hardinge’s machine tool and accessory solutions can also be found in a broad base of industries to include aerospace, agricultural, automotive, construction, consumer products, defense, energy, medical, technology and transportation.

Hardinge applies its engineering design and manufacturing expertise in high performance machining centers, high-end cylindrical and jig grinding machines, SUPER-PRECISION® and precision CNC lathes and technologically advanced workholding accessories.  Hardinge has manufacturing operations in China, France, Germany, India, Switzerland, Taiwan, the United Kingdom and the United States.

The Company regularly posts information on its website: http://www.hardinge.com.

Safe Harbor Statement

This news release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Such statements are based on management's current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. The Company's actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

FINANCIAL TABLES FOLLOW.

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Hardinge Reports Fourth Quarter 2014 Results
February 12, 2015

HARDINGE INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(unaudited)

Sales	$93,008	$103,101	$311,633	$329,459
Cost of sales	65,988	73,643	224,755	236,220
Gross profit	27,020	29,458	86,878	93,239
Gross profit margin	29.1%	28.6%	27.9%	28.3%

Selling, general and administrative expenses	21,669	21,753	81,045	79,533
Impairment charges	—	6,239	5,766	6,239
Other expense, net	265	155	514	471
Income (loss) from operations	5,086	1,311	(447)	6,996
Operating margin	5.5%	1.3%	(0.1)%	2.1%

Interest expense	168	287	737	1,128
Interest income	(12)	(21)	(59)	(64)
Income (loss) from continuing operations before income taxes	4,930	1,045	(1,125)	5,932
Income taxes	388	(81)	1,233	1,537
Net income (loss) from continuing operations	4,542	1,126	(2,358)	4,395

Gain from disposal of discontinued operation, net of tax	—	4,890	218	4,890
Income from discontinued operations, net of tax	—	127	—	642

Net income (loss)	$4,542	$6,143	$(2,140)	$9,927

Per share data:
Basic earnings (loss) per share:
Continuing operations	$0.36	$0.09	$(0.19)	$0.37
Disposal of discontinued operation	—	0.40	0.02	0.41
Discontinued operations	—	0.01	—	0.06
Basic earnings (loss) per share	$0.36	$0.50	$(0.17)	$0.84

Diluted earnings (loss) per share:
Continuing operations	$0.35	$0.09	$(0.19)	$0.37
Disposal of discontinued operation	—	0.40	0.02	0.41
Discontinued operations	—	0.01	—	0.05
Diluted earnings (loss) per share	$0.35	$0.50	$(0.17)	$0.83

Cash dividends declared per share:	$0.02	$0.02	$0.08	$0.08

Weighted avg. shares outstanding: Basic	12,716	12,160	12,661	11,801
Weighted avg. shares outstanding: Diluted	12,832	12,253	12,661	11,891

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Hardinge Reports Fourth Quarter 2014 Results
February 12, 2015

HARDINGE INC. AND SUBSIDIARIES
 Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2014	December 31, 2013

Assets
Cash and cash equivalents	$16,293	$34,722
Restricted cash	3,151	4,124
Accounts receivable, net	62,877	57,137
Inventories, net	111,821	114,064
Other current assets	10,545	11,563
Total current assets	204,687	221,610

Property, plant and equipment, net	65,874	74,656
Goodwill	6,698	10,002
Other intangible assets, net	30,217	32,063
Other non-current assets	3,844	5,852
Total non-current assets	106,633	122,573
Total assets	$311,320	$344,183

Liabilities and shareholders’ equity
Accounts payable	$25,592	$24,418
Accrued expenses	25,071	26,346
Customer deposits	12,736	15,166
Accrued income taxes	646	830
Deferred income taxes	2,332	2,569
Contingent consideration	—	7,500
Current portion of long-term debt	3,972	7,850
Total current liabilities	70,349	84,679

Long-term debt	12,253	18,785
Pension and postretirement liabilities	53,119	28,188
Deferred income taxes	2,516	4,968
Other liabilities	3,487	3,775
Total non-current liabilities	71,375	55,716
Commitments and contingencies
Common stock ($0.01 par value, 20,000,000 authorized; 12,825,468 issued and 12,821,768 outstanding as of December 31, 2014, and 12,472,992 issued and 12,397,867 outstanding as of December 31, 2013)	128	125
Additional paid-in capital	120,538	114,951
Retained earnings	87,777	90,937
Treasury shares (at cost, 3,700 as of December 31, 2014, and 75,125 as of December 31, 2013)	(46)	(806)
Accumulated other comprehensive loss	(38,801)	(1,419)
Total shareholders’ equity	169,596	203,788
Total liabilities and shareholders’ equity	$311,320	$344,183

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Hardinge Reports Fourth Quarter 2014 Results
February 12, 2015

HARDINGE INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended
	December 31, 2014	December 31, 2013

Operating activities
Net (loss) income	$(2,140)	$9,927
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Impairment charges	5,766	6,239
Depreciation and amortization	9,847	9,560
Debt issuance costs amortization	42	83
Benefit from deferred income taxes	(245)	(1,140)
Gain on sale of assets	(82)	(62)
Gain on sale of business	(218)	(4,890)
Gain on purchase of business	(462)	—
Unrealized intercompany foreign currency transaction loss (gain)	350	(2,397)
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(7,860)	(68)
Inventories	(1,303)	20,259
Other assets	1,655	1,663
Accounts payable	2,211	(4,083)
Customer deposits	(1,783)	(899)
Accrued expenses	(2,590)	(8,373)
Accrued pension and postretirement liabilities	(9)	9
Net cash provided by operating activities	3,179	25,828

Investing activities
Acquisition of businesses, net of cash acquired	(5,683)	(34,250)
Capital expenditures	(3,186)	(3,871)
Proceeds from disposal of business	218	6,255
Proceeds on sales of assets	151	179
Net cash used in investing activities	(8,500)	(31,687)

Financing activities
Payment of contingent consideration	(7,500)	(299)
Proceeds from short-term notes payable to bank	21,143	47,733
Repayments of short-term notes payable to bank	(21,143)	(59,025)
Proceeds from long-term debt	—	33,821
Repayments of long-term debt	(9,296)	(15,743)
Debt issuance costs	—	(687)
Dividends paid	(1,012)	(944)
Net proceeds from sales of common stock	5,678	8,884
Other financing activities	—	—
Net cash (used in) provided by financing activities	(12,130)	13,740

Effect of exchange rate changes on cash	(978)	(14)
Net (decrease) increase in cash	(18,429)	7,867

Cash and cash equivalents at beginning of period	34,722	26,855

Cash and cash equivalents at end of period	$16,293	$34,722

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Hardinge Reports Fourth Quarter 2014 Results
February 12, 2015

Hardinge believes that providing non-GAAP financial measures such as adjusted operating income, net income, and adjusted earnings per diluted share is important for investors and other readers of Hardinge's financial statements, as they are used as an analytical indicator by Hardinge management to better understand its operating performance.

HARDINGE INC. AND SUBSIDIARIES
Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income
(in thousands)

	Three Months Ended December 31, 2014		Three Months Ended December 31, 2013
	Amount	% of Sales	Amount	% of Sales

Income from operations, as reported	$5,086	5.5%	$1,311	1.3%
Adjustments to reported income from operations:
Impairment charges	—	—	6,239	6.0
Acquisition-related inventory step-up charge	—	—	785	0.8
Acquisition-related expenses	121	0.1	258	0.2
Non-GAAP income from operations, as adjusted	$5,207	5.6%	$8,593	8.3%

	Year Ended December 31, 2014		Year Ended December 31, 2013
	Amount	% of Sales	Amount	% of Sales
Income (loss) from operations, as reported	$(447)	(0.1)%	$6,996	2.1%
Adjustments to reported income (loss) from operations:
Impairment charges	5,766	1.9	6,239	1.9
Gain on purchase of business	(462)	(0.1)	—	—
Acquisition-related inventory step-up charge	86	—	1,927	0.6
Acquisition-related expenses	121	—	2,154	0.7
Non-GAAP income from operations, as adjusted	$5,064	1.7%	$17,316	5.3%

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Hardinge Reports Fourth Quarter 2014 Results
February 12, 2015

HARDINGE INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income
(in thousands, except per share data)

	Three Months Ended December 31, 2014		Three Months Ended December 31, 2013
	Amount	EPS	Amount	EPS

Net income, as reported	$4,542	$0.35	$6,143	$0.50
Adjustments to reported net income, net of taxes:
Impairment charges	—	—	6,239	0.51
Gain from disposal of discontinued operation and income from discontinued operations, net of tax	—	—	(5,017)	(0.41)
Acquisition-related inventory step-up charge	—	—	785	0.06
Acquisition-related expenses	121	0.01	258	0.02
Non-GAAP net income, as adjusted	$4,663	$0.36	$8,408	$0.68

	Year Ended December 31, 2014		Year Ended December 31, 2013
	Amount	EPS	Amount	EPS

Net (loss) income, as reported	$(2,140)	$(0.17)	$9,927	$0.83
Adjustments to reported net (loss) income, net of taxes:
Impairment charges	5,437	0.43	6,239	0.52
Gain on purchase of business	(462)	(0.04)	—	—
Gain from disposal of discontinued operation and income from discontinued operations, net of tax	(218)	(0.02)	(5,532)	(0.46)
Acquisition-related inventory step-up charge	86	0.01	1,915	0.16
Acquisition-related expenses	121	0.01	2,154	0.18
Other adjustments	—	—	186	0.02
Non-GAAP net income, as adjusted	$2,824	$0.22	$14,889	$1.25

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